Cerebras Systems Announces Strong First Quarter 2026 Results
•GAAP quarterly revenue of $193.4 million; record core revenue of $191.3 million, up 92% from a year ago
•Announced a multi-year deal with OpenAI for 750MW valued at more than $20 billion
•Launched multi-year partnership with Amazon to bring Cerebras’ fast inference to AWS
•Raised $6.4 billion in Q2 in largest semiconductor IPO of all time
SUNNYVALE, Calif. — June 23, 2026 — Cerebras Systems Inc. (NASDAQ: CBRS), maker of the world’s fastest AI infrastructure, today announced financial results for the first quarter of fiscal year 2026, ended March 31, 2026.
“This was an outstanding start to 2026 for Cerebras. And we are proud of our achievements,” said Andrew Feldman, Cerebras co-founder and CEO. “AI has moved from being a novelty to being useful and productive. Cerebras’ wafer-scale technology delivers the fastest AI in the world. And fast AI is more valuable than slow AI because it is more productive. It provides answers in less time. It delivers solutions in less time. This in turn has created significant momentum with pioneering customers like OpenAI and AWS and emerging customers as well. The growing importance of AI in our economy requires AI infrastructure that can power the most advanced applications at unprecedented speed. This is the Cerebras mission.”
“Our strong financial performance in Q1 highlights the large and rapidly growing opportunity in front of us,” said Bob Komin, Cerebras CFO. “We are focused on innovating at the pace of demand, supporting accelerating investments in growth and capitalization on strategic opportunities while effectively managing our capital structure.”
Q1 2026 and Recent Business Highlights
•Announced a multi-year deal with OpenAI valued at more than $20 billion
oReached agreement for OpenAI to deploy 750 megawatts of Cerebras’ high-speed inference compute over the next several years
oCo-launched Codex-Spark, a model designed for near-instant coding and optimized for interactive work where latency matters, delivering more than 1,000 tokens per second
•Began a multi-year partnership with AWS to bring fast inference to an even bigger scale through global distribution for every startup, AI native, and enterprise company
oTogether with AWS, we will launch a disaggregated inference strategy, with AWS’s Trainium 3 chips performing the prefill and the Cerebras CS-3 running blisteringly fast inference for decode
•Launched enterprise customer trials of Kimi K2.6 and Gemma 4
oKimi K2.6, the leading open-weight frontier model and the first trillion-parameter model served on Cerebras, achieved performance approaching 1,000 tokens per second as independently measured by Artificial Analysis
oGemma 4 31B, flagship of Google DeepMind’s open-weight Gemma family, runs an order of magnitude faster on Cerebras based on scores on the Artificial Analysis Intelligence Index, enabling image understanding at Cerebras speed

•Raised $6.4 billion in gross proceeds through our IPO, in addition to the $1 billion Series H pre-IPO financing closed in February and the $1 billion working capital loan from OpenAI in January. Also, in April, Cerebras closed a revolving credit facility for up to $850 million from a broad syndicate of investment banks to further support the company’s strategy to accelerate the pace of our data center acquisitions.
1Q 2026 Financial Highlights
GAAP Financial Results:
•GAAP revenue of $193.4 million, up 13% sequentially and up 94% year-over-year
oHardware revenue of $110.6 million, up 59% year-over-year
oCloud and other services revenue of $82.8 million, up 178% year-over-year
•GAAP gross margin of 45%
oGAAP hardware gross margins of 41%
oGAAP cloud and other services gross margins of 49%
•GAAP loss from operations of $15.0 million
•GAAP net loss of $14.0 million
•Cash, cash equivalents, restricted cash, and short-term investments of $3.3 billion
Core Financial Results are all non-GAAP metrics (and exclude the impact of amortization of customer warrants, data center pass-through revenues and costs, stock-based compensation, and certain other items):
•Core total revenue of $191.3 million, up 12% sequentially and up 92% year-over-year
oCore hardware revenue of $111.6 million, up 60% year-over-year
oCore cloud and other services revenue of $79.8 million, up 167% year-over-year
•Core gross margin of 47%
oCore hardware gross margins of 42%
oCore cloud and other services gross margins of 53%
•Core operating loss of $3.5 million
•Core net loss of $2.5 million
Q2 2026 Financial Outlook
•Core Non-GAAP Financial Outlook:
oCore revenue of approximately $194.0 million, up 88% year-over-year
oCore gross margin in the range of 36 - 38%
oCore operating margins in the range of (30) to (32)%

Full Year Fiscal 2026 Financial Outlook
Core Non-GAAP Financial Outlook:
•Core revenue of $855.0 to 865.0 million, up 69% year-over-year at the midpoint
•Core gross margin in the range of 38 - 41%
•Core operating margins in the range of (28) to (32)%
Earnings Webcast and Conference Call
Cerebras Systems will host a conference call to review its financial results for the first quarter of fiscal 2026 and to discuss our financial outlook today at 2 p.m. PT (5 p.m. ET). Interested parties may join the conference call via the webcast and can be accessed at the Cerebras website at https://investors.cerebras.ai/. The webcast will be recorded and available for replay on the same website following the conclusion of the conference call.
About Cerebras Systems
Cerebras Systems (NASDAQ: CBRS) is building the world’s fastest AI infrastructure. The Cerebras team of pioneering computer architects, computer scientists, AI researchers, and engineers of all types came together to make AI blisteringly fast through innovation and invention. They believe that when AI is fast, it will change the world. Leading global corporations, research institutes, and governments choose Cerebras to run their AI workloads. Cerebras solutions are available on premises and in the cloud.
Investor Relations
Sean Dorsey
investors@cerebras.ai
Corporate Communications
Kriselle Laran
pr@cerebras.ai

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of applicable securities laws. All statements other than statements of historical fact could be deemed to be forward-looking, including, but not limited to, statements regarding Cerebras’ future financial performance, including Cerebras’ expectations regarding its revenue, cash flows, expenses, gross margins, and other results of operations, business strategy, such as partnerships, investments, financings, borrowings, capital structure, capital allocations and data centers, growth and market opportunity, customer demand, product roadmap, technology leadership, supply chain, operating model, and outlook for Q2 and full year 2026, as well as the timing, execution and anticipated benefits of customer, partner and financing arrangements, deployments and capacity expansion initiatives, and any assumptions relating to the foregoing. The words “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “objective,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Cerebras’ control. These risks and uncertainties include, but are not limited to: Cerebras’ ability to sustain and manage its growth, access borrowings and other sources of capital on acceptable terms, and deploy available capital to support growth; its history of net losses and ability to achieve and maintain profitability; its limited operating history at its current scale and ability to accurately forecast revenue and appropriately budget and manage expenses; its dependence on a limited number of significant customers, including OpenAI, Group 42 Holding Ltd, Mohamed bin Zayed University of Artificial Intelligence, and AWS, and the potential impact of any reduction in demand from, material adverse development in its relationships with, or failure to meet its obligations to, such customers, including under its Master Relationship Agreement with OpenAI; the timing, execution and expected benefits of its strategic customer, partner and financing arrangements; its historical reliance on sales of hardware systems and the early-stage, rapidly evolving market for its cloud-based offerings and AI infrastructure; its ability to secure sufficient data center capacity and capital to support its cloud-based offerings; its ability to launch new offerings and add new product capabilities; and its ability to compete effectively in the rapidly evolving and competitive market for AI computing solutions.
Cerebras’ actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors. Accordingly, undue reliance should not be placed on such statements. These forward-looking statements are made as of the date they were first issued and are based on information available to Cerebras together with Cerebras’ expectations, estimates, forecasts, projections, beliefs, and assumptions as of such date. These forward-looking statements should not be relied upon as representing Cerebras’ views as of any date subsequent to the date of this press release. Past performance is not necessarily indicative of future results. Cerebras undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Further information on potential risks that could affect actual results is included in Cerebras’ most recent filings with the Securities and Exchange Commission (the “SEC”), including in Cerebras’ most recent Quarterly Report on Form 10-Q, copies of which may be obtained by visiting Cerebras’ Investor Relations website at investors.cerebras.ai or the SEC’s website at www.sec.gov.

Discussion of Non-GAAP Financial Measures
Use of non-GAAP financial measures

We use certain non-GAAP financial measures to supplement the performance measures in our consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP financial measures include Core total revenue, Core hardware revenue, Core cloud and other services revenue, Core gross profit, Core hardware gross profit, Core cloud and other services gross profit, Core gross margin, Core hardware gross margin, Core cloud and other services gross margin, Core operating loss, Core operating margin, Core net loss, and adjusted earnings before income tax, depreciation and amortization (“Adjusted EBITDA”). We use these non-GAAP financial measures for financial and operational decision-making and as a means to assist us in evaluating period-to-period comparisons.
These non-GAAP financial measures are not computed in accordance with, or as an alternative to, US GAAP. The GAAP measures comparable to the supplemental non-GAAP financial measures are as follows:
•The GAAP measure most directly comparable to Core total revenue is total revenue.
•The GAAP measure most directly comparable to Core hardware revenue is hardware revenue.
•The GAAP measure most directly comparable to Core cloud and other services revenue is cloud and other services revenue.
•The GAAP measure most directly comparable to Core gross profit is GAAP gross profit
•The GAAP measure most directly comparable to Core gross margin is GAAP gross margin
•The GAAP measure most directly comparable to Core hardware gross margin is hardware gross margin
•The GAAP measure most directly comparable to Core cloud and other services gross margin is cloud and other services gross margin
•The GAAP measure most directly comparable to Core operating loss is loss from operations
•The GAAP measure most directly comparable to Core operating margin is GAAP operating margin
•The GAAP measure most directly comparable to adjusted earnings before income tax, depreciation and amortization (“Adjusted EBITDA”) is loss from operations.
•The GAAP measure most directly comparable to Core net loss is net loss.

Reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measures for this quarter and prior periods are included in the tables below or elsewhere in the materials accompanying this press release.

Usefulness of non-GAAP financial measures to investors

By excluding certain items that may not be indicative of our recurring operating results from our core technology and service offerings and stock-based compensation from grants of equity awards, we believe that the Non-GAAP metrics described below provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow additional information with respect to financial measures used by management in its financial and operational decision-making and may be useful to our institutional investors and the analyst community to help them analyze the health of our business. Disclosure of these non-GAAP financial measures also facilitates the comparisons of Cerebras’ operating performance with the performance of other companies in the same industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a manner comparable to their core operations.

Economic substance of and material limitations associated with non-GAAP financial measures used by Cerebras

Core revenue, Core hardware revenue, Core cloud and other services revenue, Core gross profit, Core hardware gross profit, Core cloud and other services gross profit, Core gross margin, Core hardware margin, Core cloud and other services margin, Core operating loss, Core operating margin, Adjusted EBITDA and Core net loss are adjusted, as applicable, to: (i) exclude non-cash stock-based compensation; (ii) exclude pass-through revenues and costs that are not part of our core technology and services offering; and (iii) add back non-cash amortization from customer warrants that is recorded as a reduction in revenues. Non-GAAP adjusted EBITDA excludes the impacts of depreciation and amortization and stock-based compensation.

Core gross margin, Core hardware margin, and Core cloud and other services margin represent Core gross profit, Core hardware gross profit, and Core cloud and other services gross profit, respectively, expressed as a percentage of their corresponding Core revenue.

More specifically, Cerebras excludes each of those items mentioned above for the following reasons:

•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to employees, Cerebras excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses, and the Company’s internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding stock-based compensation expense.

•Amortization of customer warrants consists of equity granted to customers and recorded as contra-revenue. We exclude the impact of amortization of customer warrant assets recorded as contra‑revenue from our non‑GAAP results because it represents a non‑cash, valuation‑driven adjustment associated with equity instruments issued to customers. This adjustment does not reflect the underlying economics of our core revenue‑generating activities, including pricing, volume, or cost of delivering our products and services, and therefore may not be indicative of our ongoing operating performance.
•Pass-through revenue and associated pass-through cost of revenue relate to non-recurring data center start-up and recurring data center costs that are incurred on behalf of specific customers. We exclude pass‑through revenue and the associated pass-through cost of revenue from our non‑GAAP financial measures because such amounts are incurred on behalf of specific customers based on capacity deployment options and may vary significantly from period to period. These pass-through revenues and costs do not reflect the underlying economics of our core hardware technology and services offerings, generate fixed minimal gross margins and can significantly distort period‑to‑period comparisons of our operating performance.
There are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures. No reconciliation is provided with respect to certain forward-looking non-GAAP financial measures as the GAAP measures are not accessible on a forward-looking basis. We cannot reliably predict all necessary components or their impact to reconcile such financial measures without unreasonable effort. The events necessitating a non-GAAP adjustment are inherently unpredictable and may have a significant impact on our future GAAP financial results. Cerebras compensates for these limitations on the use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Cerebras also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP financial measure for this quarter and prior periods within this press release and Cerebras encourages investors to review those reconciliations carefully.

CEREBRAS SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue
Hardware	$110,593	$69,674
Cloud and other services	82,813	29,838
Total revenue	193,406	99,512
Cost of revenue
Hardware	64,931	48,410
Cloud and other services	42,299	9,498
Total cost of revenue	107,230	57,908
Gross profit	86,176	41,604
Operating expenses
Research and development	75,495	52,751
Sales and marketing	14,701	10,326
General and administrative	11,017	6,997
Total operating expenses	101,213	70,074
Loss from operations	(15,037)	(28,470)
Other income, net	2,528	6,286
Loss before income taxes	(12,509)	(22,184)
Income tax expense	1,497	1,683
Net loss	$(14,006)	$(23,867)

Net loss per share, basic and diluted	$(0.22)	$(0.46)
Weighted average shares outstanding, basic and diluted	62,806	52,003

CEREBRAS SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2026	2025
Net loss	$(14,006)	$(23,867)
Change in foreign currency translation adjustments, net of tax	911	180
Available-for-sale investments:
Change in net unrealized gain (loss) on debt securities, net of tax	1,184	(72)
Comprehensive loss	$(11,911)	$(23,759)

CEREBRAS SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,716,016	$701,706
Restricted cash	1,029,098	228,672
Investments	515,605	406,531
Accounts receivable, net	62,631	50,423
Inventories	89,040	63,626
Customer warrants	90,701	60,906
Prepaid expenses and other current assets	77,870	31,782
Total current assets	3,580,961	1,543,646
Property and equipment, net	572,439	437,396
Customer warrants, net of current portion	425,355	91,447
Operating lease right-of-use assets	353,303	248,950
Other non-current assets	16,320	4,598
Total assets	$4,948,378	$2,326,037

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$50,336	$48,630
Deferred revenue	149,918	131,049
Operating lease liability	66,218	45,865
Customer deposits	368,426	354,460
Loan from customer	621,306	—
Accrued and other current liabilities	171,042	139,536
Total current liabilities	1,427,246	719,540
Deferred revenue, net of current portion	94,344	35,847
Operating lease liability, net of current portion	312,474	215,957
Loan from customer, net of current portion	361,617	—
Total liabilities	$2,195,681	$971,344

Redeemable convertible preferred stock	$2,947,379	$1,933,348

Stockholders’ deficit
Class A common stock	1	1
Class N common stock	—	—
Treasury stock	742,713	346,829
Additional paid-in capital	(21,456)	(21,456)
Accumulated other comprehensive income	3,396	1,301
Accumulated deficit	(919,336)	(905,330)
Total stockholders’ deficit	(194,682)	(578,655)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$4,948,378	$2,326,037

CEREBRAS SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(14,006)	$(23,867)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Depreciation and amortization	18,175	3,911
Non-cash interest expense	18,949	—
Non-cash lease expense	15,775	2,912
Stock-based compensation	9,593	9,154
Provision for product warranties	4,590	4,500
Amortization of customer warrants	2,053	—
Other	(959)	(254)
Changes in operating assets and liabilities:
Accounts receivable	(12,208)	56,787
Inventories	(21,684)	53,752
Prepaid expenses and other assets	(57,603)	3,688
Accounts payable	(10,070)	(5,650)
Deferred revenue	36,769	15,055
Customer deposits	13,966	(159,599)
Other liabilities	8,995	(15,326)
Net cash flows provided by (used in) operating activities	$12,335	$(54,937)
Cash flows from investing activities:
Purchases of property and equipment	$(131,970)	$(98,244)
Purchases of investments	(308,801)	(20,175)
Maturities and sales of investments	204,155	61,673
Net cash flows used in investing activities	$(236,616)	$(56,746)
Cash flows from financing activities:
Proceeds from sale of shares of Series H redeemable convertible preferred stock	$1,014,249	$—
Costs incurred in connection with the sale of shares of Series H redeemable convertible preferred stock	(218)	—
Proceeds from Working Capital Loan	1,004,571	—
Proceeds from issuance of shares of Class N common stock	15,019	—
Proceeds from exercise of stock options	5,315	1,552
Tax withholding from tender offer	(623)	—
Payments of deferred offering costs	(207)	—
Net cash flows provided by financing activities	$2,038,106	$1,552
Effect of exchange rate on cash	911	180
Increase in cash, cash equivalents, and restricted cash	$1,814,736	$(109,951)
Cash, cash equivalents, and restricted cash beginning of period	930,378	581,965
Cash, cash equivalents, and restricted cash end of period	$2,745,114	$472,014

CEREBRAS SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2026			2025
	Total	Hardware	Cloud and Other Services	Total	Hardware	Cloud and Other Services
GAAP revenue	$193,406	$110,593	$82,813	$99,512	$69,674	$29,838
Less: Pass-through revenue	(4,111)	—	(4,111)	—	—	—
Add: Amortization of customer warrant assets	2,053	969	1,084	—	—	—
Core revenue	$191,348	$111,562	$79,787	$99,512	$69,674	$29,838

	Three Months Ended March 31,
	2026			2025
	Total	Hardware	Cloud and Other Services	Total	Hardware	Cloud and Other Services
GAAP gross profit	$86,176	$45,662	$40,514	$41,604	$21,264	$20,340
Less: Pass-through revenue	(4,111)	—	(4,111)	—	—	—
Add: Pass-through costs	3,991	—	3,991	—	—	—
Add: Amortization of customer warrant assets	2,053	969	1,084	—	—	—
Add: Stock-based compensation expense	950	238	712	326	82	245
Core gross profit	$89,059	$46,869	$42,190	$41,930	$21,346	$20,585

	Three Months Ended March 31,
	2026			2025
	Total	Hardware	Cloud and Other Services	Total	Hardware	Cloud and Other Services
GAAP gross margin	44.6%	41.3%	48.9%	41.8%	30.5%	68.2%
Non-GAAP adjustments	1.9%	0.7%	4.0%	0.3%	0.1%	0.8%
Core gross margin	46.5%	42.0%	52.9%	42.1%	30.6%	69.0%

	Three Months Ended March 31,
	2026				2025
	Total	Research and Development	Sales and Marketing	General and Administrative	Total	Research and Development	Sales and Marketing	General and Administrative
GAAP operating expenses	$101,213	$75,495	$14,701	$11,017	$70,074	$52,751	$10,326	$6,997
Less: Stock-based compensation expense	$(8,643)	$(5,699)	$(1,792)	$(1,152)	$(8,828)	$(5,712)	$(1,949)	$(1,167)
Core operating expense	$92,570	$69,796	$12,909	$9,865	$61,246	$47,039	$8,377	$5,830

	Three Months Ended March 31,
	2026	2025
GAAP loss from operations	$(15,037)	$(28,470)
Less: Pass-through revenue	(4,111)	—
Add: Stock-based compensation expense	9,593	9,154
Add: Pass-through costs	3,991	—
Add: Amortization of customer warrant assets	2,053	—
Core operating loss	$(3,511)	$(19,316)

	Three Months Ended March 31,
	2026	2025
GAAP operating margin	(8)%	(29)%
Non-GAAP adjustments	6%	9%
Core operating margin	(2)%	(19)%

	Three Months Ended March 31,
	2026	2025
GAAP loss from operations	$(15,037)	$(28,470)
Add: Depreciation and amortization	18,175	3,911
Add: Stock-based compensation	9,593	9,154
Adjusted EBITDA	$12,731	$(15,405)

	Three Months Ended March 31,
	2026	2025
GAAP net loss	$(14,006)	$(23,867)
Less: Pass-through revenue	(4,111)	—
Add: Stock-based compensation expense	9,593	9,154
Add: Pass-through costs	3,991	—
Add: Amortization of customer warrant assets	2,053	—
Core net loss	$(2,480)	$(14,713)